News

Release

Evans Bancorp, Inc.  One Grimsby Drive Hamburg, NY  14075

IMMEDIATE RELEASE

Evans Bancorp Names John B. Connerton as Chief Financial Officer

Nicholas J. Snyder appointed Controller

Hamburg, NY, November 30, 2015 – Evans Bancorp, Inc. (the “Company” or “Evans”) ( NYSE MKT: EVBN), a financial holding company and the parent company of Evans Bank, N.A., announced that it has named John B. Connerton Senior Vice President and Chief Financial Officer.  Mr. Connerton joined Evans in 2002 and was most recently Senior Vice President of Finance, Treasurer and Controller.  The Company has also appointed Nicholas J. Snyder Senior Vice President and Controller.  Mr. Snyder was previously employed with Evans in the finance and accounting department.

David J. Nasca, President and Chief Executive Officer of Evans, commented, “Following a thorough search of internal and external candidates, it became apparent that John was the right person to become the next CFO of Evans.  John has provided outstanding service as the Company’s Treasurer and Controller and as a senior finance executive for several years.  He has deep knowledge related to the Company’s investments, business, and strategy, which will allow for a swift and seamless transition.  He is a proven leader within our organization.”

Prior to Evans, Mr. Connerton was a Senior Auditor specializing in auditing and consulting for banking, healthcare and manufacturing clients at Deloitte.  He is a Certified Public Accountant and a graduate of Canisius College, with a Bachelor of Science in Business Administration with a concentration in accounting.

Mr. Nasca added, “Nick Snyder returns to Evans as Senior Vice President and Controller after gaining significant additional SEC and bank regulatory reporting experience at a top financial institution.  As a senior level financial executive, we are confident Nick can seamlessly step back in and immediately add value to our organization.”

Since 2013, Mr. Snyder served as Vice President and Financial Manager in the corporate reporting department of M&T Bank.  Prior to that, he worked at Evans for six years in positions of increasing responsibility, culminating as Vice President and Controller with the designation of Principal Accounting Officer.  Mr. Snyder is a Certified Public Accountant and began his career as an auditor with KPMG.  He is a graduate of the State University of New York at Buffalo, where he earned a Master of Business Administration and a Bachelor of Science in Accounting.

Mr. Nasca concluded, “New opportunities are emerging to significantly expand our business and market share, based on organizational changes in the competitive financial services landscape in Western New York.  John and Nick have the expertise and experience to support Evans in analyzing, evaluating and responding effectively to these opportunities.”

About Evans Bancorp, Inc.
Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $921 million in assets and $782 million in deposits at September 30, 2015.  Evans is a full-service community bank, with 13 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp Names John B. Connerton as Chief Financial Officer

November 30, 2015

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:
Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com